Exhibit 99.1
FORM OF PROXY
THERMO ELECTRON CORPORATION
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 30, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Marijn E. Dekkers and Peter M. Wilver, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Thermo Electron Corporation held of record by the undersigned on July 24, 2006, at the Special Meeting of the Stockholders to be held at the principal offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts, on August 30, 2006, at 10:00 a.m., and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.
The Proxy will be voted as specified, or if no choice is specified, “FOR” the proposals 1 and 2, and as said proxies deem advisable on such other matters as may properly come before the meeting.
VOTE BY INTERNET OR TELEPHONE
(Instructions)

Internet	Telephone

https:// www.voteproxy.com	1-800-PROXIES
- Go to the website address listed above.	- Use any touch-tone telephone.
- Have your proxy card ready.	- Have your proxy card ready.
- Follow the instructions that appear on your computer screen.	- Follow the recorded instructions.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You need not mail back your proxy card if you have voted by Internet or telephone.
1-800-PROXIES
CALL TOLL-FREE TO VOTE
www.voteproxy.com

INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 11:59 P.M. EASTERN TIME ON AUGUST 29, 2006
(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

Please mark your votes as shown here:     ☑
The Board of Directors unanimously recommends a vote “FOR” Proposal 1.
1.	To Approve the Issuance of Shares of Thermo Common Stock in Connection with the Merger Contemplated by the Agreement and Plan of Merger, Dated as of May 7, 2006, by and among Thermo, Trumpet Merger Corporation and Fisher Scientific International Inc.

FOR	☐

AGAINST	☐

ABSTAIN	☐

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.
2.	To Amend the Amended and Restated Certificate of Incorporation of Thermo, To Increase the Authorized Number of Shares of Thermo Common Stock from 350,000,000 to 1.2 Billion and To Change the Name of Thermo Electron Corporation upon Completion of the Merger to Thermo Fisher Scientific Inc. .

FOR	☐

AGAINST	☐

ABSTAIN	☐

3.	In their discretion on such other matters as may properly come before the meeting.

          The shares represented by this Proxy will be voted “FOR” Proposals 1 and 2 set forth above if no instruction to the contrary is indicated or if no instruction is given.
Copies of the Notice of Meeting and of the Joint Proxy Statement have been received by the undersigned.
PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

DATE
SIGNATURE(S)

(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)